UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1700 West Loop South, Suite 1500

 Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2007, Cornell Companies, Inc. (the “Company”) and its Chief Executive Officer, James E. Hyman, agreed to the following restricted stock awards to be issued under the Company’s 2006 Equity Incentive Plan to Mr. Hyman:

(i)                                     45,000 Restricted Shares which shall vest on March 8, 2010;

(ii)                                  34,500 performance based Restricted Shares which are subject to achievement of certain targets based upon the Company’s EBITDA.  These contingent Restricted Shares shall vest (if at all) as follows: one-third of such shares (11,500 shares) vest upon the achievement of each of the following EBITDA targets with respect to a calendar year up to and including 2011: $80 million, $95 million and $110 million; and

(iii)                               22,500 performance based Restricted Shares which are subject to achievement of certain stock price targets.  These contingent shares shall vest (if at all) as follows: one-third of such shares (7,500 shares) vest upon the achievement of each of the following Company stock price targets (based upon the 20-day average NYSE closing stock price) on or prior to March 8, 2012:  $28, $32 and $36 per share.

The Company and Mr. Hyman also agreed to an amended and restated employment agreement which amends his existing employment agreement to reflect the foregoing awards and the other changes to Mr. Hyman’s compensation package described in the Company’s report filed on Form 8-K on May 25, 2007.  The amended and restated agreement further states that Mr. Hyman’s base salary will remain fixed through March 31, 2010.

Item 7.01                                             Regulation FD Disclosure.

On August 1, 2007, the Company settled a lawsuit the Company had filed in the 333rd State District Court in Houston, Texas, Cause No. 2005-55083 against Locke Liddell & Sapp PLLC and an individual partner of Locke Liddell & Sapp PLLC, (the “Defendants”) relating to the Defendants’ representation of the Company in a transaction involving the Company’s Southern Peaks Regional Treatment Center in Canyon City, Colorado.  Under the terms of the settlement, the Company is to receive $1,850,000 in August 2007.  The Company expects to incur approximately $300,000 in expenses related to this matter in the third quarter 2007.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Cornell Companies, Inc. and James E. Hyman dated effective August 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: August 6, 2007

	By:	/s/ William E. Turcotte
William E. Turcotte
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Cornell Companies, Inc. and James E. Hyman dated effective August 2, 2007.